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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the previously filed Registration Statements of AutoNation, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 333-04269, 333-18009, 333-23415, 333-29217,
333-35749 and 333-44611), Forms S-3/A (Registration Nos. 33-65289, 333-01757,
333-08479 and 333-20667), Forms S-4 (Registration Nos. 333-17867, 333-17869,
333-17915 and 333-41505), Form S-4/A (Registration No. 333-71098) and Forms S-8
(Registration Nos. 33-93742, 333-07623, 333-19453, 333-20669, 333-29265,
333-42891, 333-56967, 333-90819 and 333-81888).


ARTHUR ANDERSEN LLP




Fort Lauderdale, Florida,
    March 27, 2002.